UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C.  20549
                            SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934


Filed  by  the  Registrant                            [ ]
Filed  by  a  Party  other  than  the  Registrant     [x]

Check  the  appropriate  box:

[ ]     Preliminary  Proxy  Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]     Definitive  Proxy  Statement
[x]     Definitive  Additional  Materials
[ ]     Soliciting  Material  Under  Rule  14a-12

                              EQUIDYNE CORPORATION
                (Name of Registrant as Specified in its Charter)

                                MFC BANCORP LTD.
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment  of  Filing  Fee  (Check  appropriate  box):

[x]     No  fee  required.
[ ]     Fee  computed  on  table  below  per Exchange Act Rules 14a-6(i)(4) and
        0-11.

        1)   Title of each class of securities to which transaction applies:
        2)   Aggregate number of securities to which  transaction  applies:
        3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
        4)   Proposed  maximum  aggregate  value  of  transaction:
        5)   Total  fee  paid:

[ ]     Fee  paid  previously  with  preliminary  materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
        1)   Amount  Previously  Paid:
        2)   Form,  Schedule  or  Registration  Statement  No.:
        3)   Filing  Party:
        4)   Date  Filed:

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                                                                [GRAPHIC OMITED]



                                                                NEWS RELEASE


FOR  IMMEDIATE  RELEASE  JUNE  25,  2003

Contact:     Allen  &  Caron  Inc.                          Rene  Randall
             Joseph  Allen  (investors)                     (604)  683-8286
             (212)  691-8087                                rrandall@bmgmt.com
             joe@allencaron.com                             ------------------
             ------------------
                     or
             Kari  Rinkeviczie  (media)
             (616)  647-0780
             kari@allencaron.com



         MFC BANCORP LTD ANNOUNCES FILING OF PRELIMINARY PROXY STATEMENT
               & COURT APPLICATION RELATED TO EQUIDYNE CORPORATION



NEW  YORK  CITY,  (June  25,  2003)  -  -  - MFC Bancorp Ltd. (Nasdaq: MXBIF and
Frankfurt  Stock  Exchange:  MFC GR) today announced that it filed a preliminary proxy statement with the Securities and Exchange Commission on June 24, 2003 nominating various individuals for the Board of Directors of Equidyne Corporation (Nasdaq: IJX) ("Equidyne" or "the Company"). MFC also announced that it had filed a complaint in the Court of Chancery in the State of Delaware ("the Court") requesting that the Court, among other things, order Equidyne to hold its 2003 annual general meeting of shareholders ("the Meeting") thirty days following the date of such order. MFC has entered into an agreement with Equidyne's largest shareholder pursuant to which such shareholder has agreed to vote in favor of MFC's nominees at the Meeting.

Equidyne has suffered persistent operating losses, and from February 22, 2000 to June 24, 2003 its market capitalization fell from over $150 million to approximately $6 million as its stock price declined by more than 95%. In the three months ended April 30, 2003, the Company had an operating loss of $687,000 on

                                    - MORE -

MFC BANCORP LTD ANNOUNCES FILING OF PRELIMINARY PROXY STATEMENT & COURT APPLICATION RELATED TO EQUIDYNE CORPORATION
Page  -2-

revenues of only $14,000; not surprisingly, the Company has announced that it is seeking 'diversification strategies not necessarily related to the medical field'. In the meantime management has, in MFC's opinion, continued to collect excessive compensation for a company with the size and circumstances of Equidyne. The Company's Chief Executive Officer, President and Chief Financial Officer have a combined base salary of over $600,000 per year. In addition to salary, the Company paid $187,000 of "executive management bonuses" in the quarter ended January 31, 2003. The Company's Chief Executive Officer was also paid a "bonus" of $120,000 for his services to the Board in the first five months of fiscal 2002 and a "signing bonus" of $80,000 when he was appointed Chief Executive Officer in December 2001. Despite the Company's poor performance, in January 2003, the Board issued to the Company's Chief Executive Officer and President an aggregate of 630,000 stock options at an exercise price of only $0.34 per share, a price equal to approximately one-third of the Company's book value per share as set out in the Quarterly Report on Form 10-QSB for the period ended January 31, 2003. This issuance is in addition to an issuance of 1,050,000 options to the same two persons in December 2001 when they were appointed to their positions. By contrast, according to public records on file with the Securities and Exchange Commission (the "SEC"), the Company's Chief Executive Officer, President and Chief Financial Officer held a combined total of only 148,300 shares (less than 1% of the Company's outstanding shares) as of September 30, 2002.

Equidyne's Board has further put its own interests ahead of those of shareholders by not scheduling its 2003 Meeting within the time limits prescribed by Delaware law. MFC has thus had to take the extraordinary remedy of seeking an order from the Court in order to force Equidyne to hold its annual meeting.

MFC believes that Equidyne's Board of Directors has failed to create or even preserve shareholder value, and has allowed the Company to be run in the interests of management as opposed to shareholders. As such, MFC, with the support of the Company's largest shareholder, is proposing a new Board of Directors

                                    - MORE -

MFC BANCORP LTD ANNOUNCES FILING OF PRELIMINARY PROXY STATEMENT & COURT APPLICATION RELATED TO EQUIDYNE CORPORATION
Page  -3  -

for Equidyne. If successful in electing its nominees, the Company will seek to create shareholder value by:

- preserving the Company's capital by minimizing overhead expenses including the elimination of excessive management salaries;
- discontinuing investments and expenses related to the needle free industry, other than those which the MFC Nominees believe will realistically produce an attractive return through realization of value from the Company's existing technologies; and
- seeking new business opportunities, investments and acquisitions so as to utilize the Company's capital and public listing.

Michael  Smith,  President  of  MFC,  remarked  "We are very disappointed in the actions taken by Equidyne's Board. Given the huge losses incurred by stockholders and the Company's poor financial performance, we find it incredible that the board has refused to schedule its shareholder's meeting in compliance with Delaware law thus preventing stockholders from exercising their fundamental right to nominate and vote for the directors of their choice. Nonetheless, we look forward to establishing a reconstituted board of directors for the Company which will work positively towards preserving and enhancing shareholder value."

For further information please contact Rene Randall or Roy Zanatta in North America at (604) 683 8286 or Manuel Hertweck in Germany at + (49 30) 20 94 58 00.


ABOUT  MFC  BANCORP

MFC Bancorp Ltd. owns companies that operate in the financial services industry, specialising in merchant banking internationally. To obtain further information on the Company, please visit its web site at www.mfcbancorp.com
                                                      ------------------


                                    - MORE -

MFC BANCORP LTD ANNOUNCES FILING OF PRELIMINARY PROXY STATEMENT & COURT APPLICATION RELATED TO EQUIDYNE CORPORATION
Page  -  4  -

Certain statements included herein are "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. Management of MFC cautions that forward-looking statements are not guarantees and that actual results could differ materially from those expressed or implied in the forward-looking statements. Important factors that could cause the actual results of operations or financial condition of MFC to differ include, but are not necessarily limited to, the risks and uncertainties discussed in documents filed by MFC with the Securities and Exchange Commission.


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